Exhibit 99.1

NEWS RELEASE

Range Announces Third Quarter 2024 Results

FORT WORTH, TEXAS, October 22, 2024…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2024 financial results.

Third Quarter 2024 Highlights –

•
Cash flow from operating activities of $246 million
•
Cash flow from operations, before working capital changes, of $250 million
•
Capital spending of $156 million, approximately 24% of the 2024 budget
•
Pre-hedge NGL realizations of $25.96 per barrel – premium of $4.10 over Mont Belvieu equivalent
•
Natural gas differentials, including basis hedging, averaged ($0.50) per mcf to NYMEX
•
Production averaged 2.20 Bcfe per day, approximately 68% natural gas
•
Repurchased 800,000 shares at an average of $30.10 per share

Dennis Degner, the Company’s CEO, commented, “This month marks the 20th anniversary of Range drilling the first commercial Marcellus shale well. The Marcellus and Utica now produce nearly one-third of U.S. natural gas, and the U.S. has become the leading global supplier of safe, clean, affordable natural gas. We are tremendously proud of the role Range has played in this hugely impactful achievement and we are even more excited about what the future holds as global energy demand increases, improving the quality of life for billions of people living in energy poverty. We expect the lowest cost, lowest emissions intensity natural gas producers, like Range, will play an increasingly important role in meeting that growing demand.

Range has successfully demonstrated the economic durability and sustainability of its high-quality inventory through recent years’ commodity cycles. Despite cyclically low natural gas prices in the third quarter, Range once again returned capital to shareholders, invested in the business and further strengthened our financial position. With an advantaged full-cycle cost structure and an inventory measured in decades, we believe Range is well-positioned to grow its presence as a reliable energy provider while consistently delivering value to shareholders.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

Third Quarter 2024 Results

GAAP revenues and other income for third quarter 2024 totaled $615 million, GAAP net cash provided from operating activities (including changes in working capital) was $246 million, and GAAP net income was $51 million ($0.21 per diluted share). Third quarter earnings results include a $47 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for third quarter 2024 totaled $680 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $250 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $117 million ($0.48 per diluted share) in third quarter 2024.

The following table details Range’s third quarter 2024 unit costs per mcfe(a):

Expenses	3Q 2024 (per mcfe)	3Q 2023 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.12	$ 0.11	9%
Transportation, gathering, processing and compression(a)	1.51	1.42	6%
Taxes other than income	0.03	0.02	50%
General and administrative(a)	0.16	0.15	7%
Interest expense(a)	0.14	0.15	(7%)
Total cash unit costs(b)	1.96	1.86	5%
Depletion, depreciation and amortization (DD&A)	0.45	0.45	0%
Total unit costs plus DD&A(b)	$ 2.41	$ 2.31	4%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for third quarter 2024(a):

	3Q24 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,502,106	5,594	111,465	2,204,460

Average NYMEX price	$ 2.16	$75.58	$ 21.86
Differential, including basis hedging	(0.50)	(11.55)	4.10
Realized prices before NYMEX hedges	1.66	64.03	25.96	2.61
Settled NYMEX hedges	0.82	5.70	0.14	0.58
Average realized prices after hedges	$ 2.48	$ 69.73	$ 26.09	$ 3.18

(a)
Totals may not be exact due to rounding

Third quarter 2024 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.18 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $1.66 per mcf, or a ($0.50) per mcf differential to NYMEX. The Company is improving its full-year 2024 natural gas differentials versus NYMEX to a range of ($0.39) to ($0.40) per mcf.
•
Range’s pre-hedge NGL price during the quarter was $25.96 per barrel, approximately $4.10 above the Mont Belvieu weighted equivalent. The Company is improving it full year NGL differentials to a premium of +$2.10 - +$2.35 for the year, implying fourth quarter 2024 differentials in the +$1.00 to +$2.00 range.
•
Crude oil and condensate price realizations, before realized hedges, averaged $64.03 per barrel, or $11.55 below WTI (West Texas Intermediate). Range continues to expect condensate differentials to average $10.00-$13.00 below WTI.

Capital Expenditures and Operational Activity

Third quarter 2024 drilling and completion expenditures were $146 million. In addition, during the quarter, approximately $10 million was invested in acreage leasehold, gathering systems and other. Total capital spending through third quarter was $501 million, representing approximately 76% of Range’s capital budget for 2024.

The table below summarizes expected 2024 activity. Two wells in northeast Pennsylvania originally scheduled to turn-in-line (TIL) in mid-2024 have been completed but are now scheduled to TIL in early 2025 to maximize water recycling savings and take advantage of expected natural gas price improvements.

	YTD Wells TIL 3Q 2024	Remaining 2024	2024 Planned TIL
SW PA Super-Rich	9	—	9
SW PA Wet	18	9	27
SW PA Dry	3	8	11
NE PA Dry	—	—	—
Total Wells	30	17	47

Financial Position and Repurchase Activity

As of September 30, 2024, Range had net debt outstanding of approximately $1.44 billion, consisting of $1.72 billion of senior notes and $277 million in cash. During the third quarter, Range repurchased in the open market $3.0 million principal amount of 4.875% senior notes due 2025 at a discount.

During the third quarter, Range repurchased 800,000 shares at an average price of approximately $30.10. The Company has approximately $1.0 billion of availability under the share repurchase program.

Guidance – 2024

Updated Capital & Production Guidance

Range’s 2024 all-in capital budget is $645 million - $670 million. Annual production is now expected to be ~2.17 Bcfe per day for 2024, an increase of approximately 2% over the last three years of maintenance as a result of well performance and optimized gathering and compression. Liquids are expected to be over 30% of production.

Updated Full Year 2024 Expense Guidance

Direct operating expense:	$0.11 - $0.12 per mcfe
Transportation, gathering, processing and compression expense:	$1.48 - $1.50 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe
Exploration expense:	$22 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe
Net Interest expense:	$0.13 - $0.14 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million

Updated 2024 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2024 Natural Gas:(1)	NYMEX minus $0.39 to $0.40
FY 2024 Natural Gas Liquids:(2)	MB plus $2.10 to $2.35 per barrel
FY 2024 Oil/Condensate:	WTI minus $10.00 to $13.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of September 30, 2024, was a net loss of $16.9 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, October 23 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 23rd.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	%	2024	2023	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$533,277	$526,718		$1,578,728	$1,731,382
Derivative fair value income	47,124	38,394		110,530	530,095
Brokered natural gas, marketing and other (b)	31,289	43,325		91,513	162,092
ARO settlement loss (b)	-	(1)		(26)	(1)
Interest income (b)	3,188	1,279		9,507	4,016
Other (b)	155	9		193	5,477
Total revenues and other income	615,033	609,724	1%	1,790,445	2,433,061	-26%

Costs and expenses:
Direct operating	24,799	22,123		68,744	72,162
Direct operating - stock-based compensation (c)	486	439		1,454	1,280
Transportation, gathering, processing and compression	306,154	277,207		878,524	830,880
Taxes other than income	5,117	4,756		15,459	19,643
Brokered natural gas and marketing	32,017	45,723		96,425	156,470
Brokered natural gas and marketing - stock-based compensation (c)	571	483		1,862	1,604
Exploration	6,988	6,658		17,506	18,087
Exploration - stock-based compensation (c)	346	312		1,005	935
Abandonment and impairment of unproved properties	4,723	11,012		8,618	44,308
General and administrative	32,674	29,581		97,818	93,366
General and administrative - stock-based compensation (c)	8,639	8,446		27,099	26,461
General and administrative - lawsuit settlements	213	66		691	938
Exit costs	7,649	10,684		28,058	71,661
Deferred compensation plan (d)	(1,930)	8,997		5,715	29,546
Interest expense	27,958	29,260		85,430	89,886
Interest expense - amortization of deferred financing costs (e)	1,343	1,339		4,060	4,032
Gain on early extinguishment of debt	(11)	-		(254)	(439)
Depletion, depreciation and amortization	91,137	87,619		265,872	259,197
Gain on sale of assets	(69)	(109)		(222)	(353)
Total costs and expenses	548,804	544,596	1%	1,603,864	1,719,664	-7%

Income before income taxes	66,229	65,128	2%	186,581	713,397	-74%

Income tax expense
Current	1,282	601		5,263	3,000
Deferred	14,291	15,097		9,820	149,289
	15,573	15,698		15,083	152,289

Net income	$50,656	$49,430	2%	$171,498	$561,108	-69%

Net Income Per Common Share
Basic	$0.21	$0.20		$0.71	$2.30
Diluted	$0.21	$0.20		$0.70	$2.27

Weighted average common shares outstanding, as reported
Basic	240,865	241,338	0%	240,832	239,455	1%
Diluted	242,623	243,937	-1%	242,802	242,144	0%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.
(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	September 30,	December 31,
	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets	$495,220	$528,794
Derivative assets	197,810	442,971
Natural gas and oil properties, successful efforts method	6,348,836	6,117,681
Other property and equipment	2,084	1,696
Operating lease right-of-use assets	118,988	23,821
Other	78,365	88,922
Total assets	$7,241,303	$7,203,885

Liabilities and Stockholders' Equity
Current liabilities	$1,214,860	$580,469
Asset retirement obligations	2,395	2,395
Derivative liabilities	6,649	222
Senior notes	1,089,131	1,774,229
Deferred tax liabilities	571,095	561,288
Derivative liabilities	684	107
Deferred compensation liabilities	62,883	72,976
Operating lease liabilities	30,811	16,064
Asset retirement obligations and other liabilities	123,406	119,896
Divestiture contract obligation	271,302	310,688
Total liabilities	3,373,216	3,438,334

Common stock and retained deficit	4,360,303	4,213,585
Other comprehensive income	600	647
Common stock held in treasury	(492,816)	(448,681)
Total stockholders' equity	3,868,087	3,765,551
	$7,241,303	$7,203,885

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	September 30,	December 31,
	2024	2023	%

Total debt, net of deferred financing costs, as reported	$1,706,514	$1,774,229	-4%
Unamortized debt issuance costs, as reported	11,626	14,159
Less cash and cash equivalents, as reported	(277,450)	(211,974)
Net debt, a non-GAAP measure	$1,440,690	$1,576,414	-9%

RECONCILIATION OF TOTAL REVENUES AND
OTHER INCOME TO TOTAL REVENUES AS
ADJUSTED, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	%	2024	2023	%

Total revenues and other income, as reported	$615,033	$609,724	1%	$1,790,445	$2,433,061	-26%
Adjustment for certain special items:
Total change in fair value related to derivatives
prior to settlement loss (gain)	65,141	39,048		252,165	(341,599)
ARO settlement loss	-	1		26	1
Total revenues, as adjusted, non-GAAP	$680,174	$648,773	5%	$2,042,636	$2,091,463	-2%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income	50,656	49,430	171,498	561,108
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	14,291	15,097	9,820	149,289
Depletion, depreciation and amortization	91,137	87,619	265,872	259,197
Abandonment and impairment of unproved properties	4,723	11,012	8,618	44,308
Derivative fair value income	(47,124)	(38,394)	(110,530)	(530,095)
Cash settlements on derivative financial instruments	112,265	77,442	362,695	188,496
Divestiture contract obligation, including accretion	7,604	10,606	27,933	71,380
Allowance for bad debts	-	-	-	-
Amortization of deferred financing costs and other	927	997	3,352	3,591
Deferred and stock-based compensation	8,260	18,763	37,597	60,166
Gain on sale of assets	(69)	(109)	(222)	(353)
Gain on early extinguishment of debt	(11)	-	(254)	(439)

Changes in working capital:
Accounts receivable	24,617	(29,566)	101,530	288,415
Other current assets	20,596	(6,522)	(1,809)	(9,520)
Accounts payable	(21,334)	(8,147)	(27,052)	(84,291)
Accrued liabilities and other	(20,619)	(37,976)	(122,424)	(249,455)
Net changes in working capital	3,260	(82,211)	(49,755)	(54,851)
Net cash provided from operating activities	245,919	150,252	726,624	751,797

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided from operating activities, as reported	$245,919	$150,252	$726,624	$751,797
Net changes in working capital	(3,260)	82,211	49,755	54,851
Exploration expense	6,988	6,658	17,506	18,087
Lawsuit settlements	213	66	691	938
Non-cash compensation adjustment and other	313	335	397	383
Cash flow from operations before changes in working capital - non-GAAP measure	$250,173	$239,522	$794,973	$826,056

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic:
Weighted average shares outstanding	241,676	244,446	242,133	244,179
Stock held by deferred compensation plan	(811)	(3,108)	(1,301)	(4,724)
Adjusted basic	240,865	241,338	240,832	239,455

Dilutive:
Weighted average shares outstanding	241,676	244,446	242,133	244,179
Dilutive stock options under treasury method	947	(509)	669	(2,035)
Adjusted dilutive	242,623	243,937	242,802	242,144

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND
DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH
REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND
WITHOUT THIRD-PARTY TRANSPORTATION, GATHERING,
PROCESSING AND COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	%	2024	2023	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$234,139	$246,976		$715,266	$913,915
NGLs sales	266,186	238,211		750,547	695,368
Oil sales	32,952	41,531		112,915	122,099
Total Natural Gas, NGLs and Oil Sales, as reported	$533,277	$526,718	1%	$1,578,728	$1,731,382	-9%

Derivative Fair Value Income, as reported	$47,124	$38,394		$110,530	$530,095
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(107,923)	(82,472)		(355,030)	(196,847)
NGLs	(1,409)	-		(3,310)	-
Oil	(2,933)	5,030		(4,355)	8,351
Total change in fair value related to commodity derivatives prior to
settlement, a non GAAP measure	$(65,141)	$(39,048)		$(252,165)	$341,599

Transportation, gathering, processing and compression components:
Natural Gas	$153,063	$142,202		$456,215	$436,912
NGLs	152,624	134,754		420,975	393,281
Oil	467	251		1,334	687
Total transportation, gathering, processing and compression, as reported	$306,154	$277,207		$878,524	$830,880

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$342,062	$329,448		$1,070,296	$1,110,762
NGLs sales	267,595	238,211		753,857	695,368
Oil Sales	35,885	36,501		117,270	113,748
Total	$645,542	$604,160	7%	$1,941,423	$1,919,878	1%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	138,193,783	133,305,469	4%	406,943,086	396,367,927	3%
NGLs (bbls)	10,254,759	9,748,012	5%	29,392,292	28,368,181	4%
Oil (bbls)	514,659	587,488	-12%	1,717,958	1,818,773	-6%
Gas equivalent (mcfe) (b)	202,810,291	195,318,469	4%	593,604,586	577,489,651	3%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,502,106	1,448,972	4%	1,485,194	1,451,897	2%
NGLs (bbls)	111,465	105,957	5%	107,271	103,913	3%
Oil (bbls)	5,594	6,386	-12%	6,270	6,662	-6%
Gas equivalent (mcfe) (b)	2,204,460	2,123,027	4%	2,166,440	2,115,347	2%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$1.69	$1.85	-9%	$1.76	$2.31	-24%
NGLs (per bbl)	$25.96	$24.44	6%	$25.54	$24.51	4%
Oil (per bbl)	$64.03	$70.69	-9%	$65.73	$67.13	-2%
Gas equivalent (per mcfe) (b)	$2.63	$2.70	-3%	$2.66	$3.00	-11%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$2.48	$2.47	0%	$2.63	$2.80	-6%
NGLs (per bbl)	$26.09	$24.44	7%	$25.65	$24.51	5%
Oil (per bbl)	$69.73	$62.13	12%	$68.26	$62.54	9%
Gas equivalent (per mcfe) (b)	$3.18	$3.09	3%	$3.27	$3.32	-2%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$1.37	$1.40	-2%	$1.51	$1.70	-11%
NGLs (per bbl)	$11.21	$10.61	6%	$11.33	$10.65	6%
Oil (per bbl)	$68.82	$61.70	12%	$67.49	$62.16	9%
Gas equivalent (per mcfe) (b)	$1.67	$1.67	0%	$1.79	$1.89	-5%

Transportation, gathering and compression expense per mcfe	$1.51	$1.42	6%	$1.48	$1.44	3%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which may not be indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	%	2024	2023	%

Income from operations before income taxes, as reported	66,229	65,128	2%	186,581	713,397	-74%
Adjustment for certain special items:
Gain on the sale of assets	(69)	(109)		(222)	(353)
ARO settlement loss	-	1		26	1
Change in fair value related to derivatives prior to settlement	65,141	39,048		252,165	(341,599)
Abandonment and impairment of unproved properties	4,723	11,012		8,618	44,308
Gain on early extinguishment of debt	(11)	-		(254)	(439)
Lawsuit settlements	213	66		691	938
Exit costs	7,649	10,684		28,058	71,661
Brokered natural gas and marketing - stock-based compensation	571	483		1,862	1,604
Direct operating - stock-based compensation	486	439		1,454	1,280
Exploration expenses - stock-based compensation	346	312		1,005	935
General & administrative - stock-based compensation	8,639	8,446		27,099	26,461
Deferred compensation plan - non-cash adjustment	(1,930)	8,997		5,715	29,546

Income before income taxes, as adjusted	151,987	144,507	5%	512,798	547,740	-6%

Income tax expense, as adjusted
Current (a)	1,282	601		5,263	3,000
Deferred (a)	33,675	32,636		112,681	122,981

Net income, excluding certain items, a non-GAAP measure	$117,030	$111,270	5%	$394,854	$421,759	-6%

Non-GAAP income per common share
Basic	$0.49	$0.46	7%	$1.64	$1.76	-7%
Diluted	$0.48	$0.46	4%	$1.63	$1.74	-6%

Non-GAAP diluted shares outstanding, if dilutive	242,623	243,937		242,802	242,144

(a) Taxes are estimated to be approximately 23% for 2023 and 2024.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income, as reported	$50,656	$49,430	$171,498	$561,108
Adjustments for certain special items:
Gain on sale of assets	(69)	(109)	(222)	(353)
ARO settlement loss	-	1	26	1
Gain on early extinguishment of debt	(11)	-	(254)	(439)
Change in fair value related to derivatives prior to settlement	65,141	39,048	252,165	(341,599)
Abandonment and impairment of unproved properties	4,723	11,012	8,618	44,308
Lawsuit settlements	213	66	691	938
Exit costs	7,649	10,684	28,058	71,661
Stock-based compensation	10,042	9,680	31,420	30,280
Deferred compensation plan	(1,930)	8,997	5,715	29,546
Tax impact	(19,384)	(17,539)	(102,861)	26,308

Net income, excluding certain items, a non-GAAP measure	$117,030	$111,270	$394,854	$421,759

Net income per diluted share, as reported	$0.21	$0.20	$0.70	$2.27
Adjustments for certain special items per diluted share:
Gain on sale of assets	-	-	-	-
ARO settlement loss	-	-	-	-
Gain on early extinguishment of debt	-	-	-	-
Change in fair value related to derivatives prior to settlement	0.27	0.16	1.04	(1.41)
Abandonment and impairment of unproved properties	0.02	0.05	0.04	0.18
Lawsuit settlements	-	-	-	-
Exit costs	0.03	0.04	0.12	0.30
Stock-based compensation	0.04	0.04	0.13	0.13
Deferred compensation plan	(0.01)	0.04	0.02	0.12
Adjustment for rounding differences	-	-	-	-
Tax impact	(0.08)	(0.07)	(0.42)	0.11
Dilutive share impact (rabbi trust and other)	-	-	-	0.04

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.48	$0.46	$1.63	$1.74

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.49	$0.46	$1.64	$1.76
Diluted	$0.48	$0.46	$1.63	$1.74

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE,
a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues
Natural gas, NGLs and oil sales, as reported	$533,277	$526,718	$1,578,728	$1,731,382
Derivative fair value income, as reported	47,124	38,394	110,530	530,095
Less non-cash fair value loss (gain)	65,141	39,048	252,165	(341,599)
Brokered natural gas and marketing and other, as reported	34,632	44,612	101,187	171,584
Less ARO settlement	-	1	26	1
Cash revenues	680,174	648,773	2,042,636	2,091,463

Expenses
Direct operating, as reported	25,285	22,562	70,198	73,442
Less direct operating stock-based compensation	(486)	(439)	(1,454)	(1,280)
Transportation, gathering and compression, as reported	306,154	277,207	878,524	830,880
Taxes other than income, as reported	5,117	4,756	15,459	19,643
Brokered natural gas and marketing, as reported	32,588	46,206	98,287	158,074
Less brokered natural gas and marketing stock-based compensation	(571)	(483)	(1,862)	(1,604)
General and administrative, as reported	41,526	38,093	125,608	120,765
Less G&A stock-based compensation	(8,639)	(8,446)	(27,099)	(26,461)
Less lawsuit settlements	(213)	(66)	(691)	(938)
Interest expense, as reported	29,301	30,599	89,490	93,918
Less amortization of deferred financing costs	(1,343)	(1,339)	(4,060)	(4,032)
Cash expenses	428,719	408,650	1,242,400	1,262,407

Cash margin, a non-GAAP measure	$251,455	$240,123	$800,236	$829,056

Mmcfe produced during period	202,810	195,319	593,605	577,490

Cash margin per mcfe	$1.24	$1.23	$1.35	$1.44

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Income before income taxes, as reported	$66,229	$65,128	$186,581	$713,397
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	-	1	26	1
Derivative fair value income	(47,124)	(38,394)	(110,530)	(530,095)
Net cash receipts on derivative settlements	112,265	77,442	362,695	188,496
Exploration expense	6,988	6,658	17,506	18,087
Lawsuit settlements	213	66	691	938
Exit costs	7,649	10,684	28,058	71,661
Deferred compensation plan	(1,930)	8,997	5,715	29,546
Stock-based compensation (direct operating, brokered natural gas and	10,042	9,680	31,420	30,280
marketing and general and administrative)
Interest - amortization of deferred financing costs	1,343	1,339	4,060	4,032
Depletion, depreciation and amortization	91,137	87,619	265,872	259,197
Gain on sale of assets	(69)	(109)	(222)	(353)
Gain on early extinguishment of debt	(11)	-	(254)	(439)
Abandonment and impairment of unproved properties	4,723	11,012	8,618	44,308
Cash margin, a non-GAAP measure	$251,455	$240,123	$800,236	$829,056